UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2014

Gladstone Investment Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	814-00704	83-0423116
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1521 Westbranch Drive, Suite 100, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-287-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the board of directors of Gladstone Investment Corporation (the "Company") expanded its Class of 2015 to four directors and contracted its Class of 2017 to two directors, simultaneously electing Caren D. Merrick as a director to fill a vacancy in its Class of 2015. Ms. Merrick was also appointed a member of the Company’s Audit Committee, effective immediately. Ms. Merrick is an "independent director" within the meaning of NASDAQ Stock Market Marketplace Rule 5605(a)(2) and Section 10A of the Securities and Exchange Act of 1934, as amended.

Caren D. Merrick is the founder and current chief executive officer of Your Pocket Mentor, a mobile application and digital publishing company focused on leadership development and career advancement. She is a partner with Bibury Partners, an investment and advisory firm that focuses on enterprise and consumer technology sectors. She is a board member of the Metropolitan Washington Airports Authority.
In the past, Ms. Merrick co-founded, and served as an executive vice president of, webMethods, Inc., a business-to-business enterprise software solution for Global 2000 companies that employed over 1,100 people worldwide. While at webMethods, Ms. Merrick co-founded and served as the president and chairman of the webMethods Foundation/118 Foundation, which provided financial grants to non-profits that help low income families in the areas of education, economic development, healthcare and housing in the greater Washington DC area and East Africa. Ms. Merrick has served on the board of directors of VisualCV, a venture-backed online resume and corporate talent management solution, Inova Healthcare Services, and the Northern Virginia Technology Council. Ms. Merrick has served previously as a member of the Technology Subgroup on the Virginia Governor's Economic Development and Jobs Creation Commission. Ms. Merrick also was director of AOL.com for America Online, and was a consultant for Australia Post, a $5 billion government business enterprise that provides postal, retail and financial, logistics and fulfillment services across Australia.
Ms. Merrick is also a founding investor in Venture Philanthropy Partners, a philanthropic investment organization that mentors nonprofit leaders in growing programs to improve the lives of children from low income families in the National Capital Region. She has also served on the boards of several Washington, DC area charities, including Greater DC Cares, CharityWorks, the Fairfax Symphony and the Langley School. Ms. Merrick was named a 2011 Top 100 Technology Titan by Washingtonian Magazine. She is an active member of ARCS – Advancing Science in America - Achievement Awards for College Scientists. She currently serves on the Board of the Global Good Fund and the Women in Technology’s Leadership Foundry.
Ms. Merrick received a BA in political science from the University of California, Los Angeles, and has received a Certificate of Director Education from the National Association of Corporate Directors. The Company is not aware of any arrangements or understandings between Ms. Merrick and any other person pursuant to which she was selected as a director, and Ms. Merrick does not have any relationship or material interests in transactions with the Company required to be disclosed under Item 404(a) of Regulation S-K. Ms. Merrick will receive compensation as a non-employee director in accordance with the Company’s nonemployee director compensation practices, which are generally described in the Company’s most recently filed Proxy Statement filed with the Securities and Exchange Commission.

On November 19, 2014, the Company issued a press release announcing the election of Ms. Merrick, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibit Number Description
99.1 Press Release of Gladstone Investment Corporation, dated November 19, 2014.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

November 19, 2014	By:	/s/ David Watson

Name: David Watson
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Gladstone Investment Corporation, dated November 19, 2014